Exhibit 5.1

780 North Water Street Milwaukee, WI 53202-3590 TEL 414-273-3500 Fax 414-273-5198 www.gklaw.com

December 12, 2008

Marshall & Ilsley Corporation

770 North Water Street

Milwaukee, WI 53202

Re:

Registration Statement on Form S-3 Filed by Marshall & Ilsley Corporation

Ladies and Gentlemen:

We have acted as counsel to Marshall & Ilsley Corporation, a Wisconsin corporation (the “Corporation”), in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”) on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), to register:  (i) 1,715,000 shares of the Corporation’s Senior Preferred Stock, Series B, $1.00 par value per share (the “Senior Preferred Stock”), (ii) a warrant dated November 14, 2008 (the “Warrant”) to purchase 13,815,789 shares of the Corporation’s common stock, $1.00 par value per share (the “Common Stock”) and, (iii) the 13,815,789 shares of Common Stock for which the Warrant may be exercised (the “Warrant Shares”).  The Senior Preferred Stock, Warrant and Warrant Shares are collectively referred to herein as the “Securities.”  The Securities are to be offered and sold by certain securityholders of the Corporation (the “Selling Securityholders”) from time to time as set forth in the Registration Statement, the Prospectus contained therein (the “Prospectus”), and any amendments or supplements thereto.

The Securities were issued pursuant to a Letter Agreement, dated as of November 14, 2008 (the “Letter Agreement”), between the Corporation and the United States Department of the Treasury, including the Securities Purchase Agreement – Standard Terms incorporated therein (the “Standard Terms”), the Annexes to the Standard Terms and the Schedules to the Letter Agreement (collectively, the “Securities Purchase Agreement”).

In our capacity as counsel to the Corporation in connection with the registration for resale of the Securities, we have:  examined (i) the Registration Statement, (ii) the Securities Purchase Agreement, (iii) the Warrant, (iv) the Corporation’s Restated Articles of Incorporation and Amended and Restated By-Laws, each as amended to date, (v) certain resolutions of the Corporation’s Board of Directors, and (vi) such other proceedings, documents and records as we have deemed necessary or advisable for purposes of this opinion.

In all such investigations and examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified

OFFICES IN MILWAUKEE, MADISON, WAUKESHA, GREEN BAY AND APPLETON, WI, WASHINGTON DC, AND SHANGHAI PRC

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December 12, 2008

documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies.  We further assume that the appropriate action will be taken, prior to the offer and sale of the Securities, to register and qualify the Securities for sale under all applicable state securities or “blue sky” laws.

Based on the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Senior Preferred Stock to be sold by the Selling Securityholders has been duly authorized, validly issued, fully paid and non-assessable, the Warrant has been duly authorized, and the Warrant Shares have been duly authorized and, upon issuance in connection with the exercise of the Warrant in accordance with the terms of the Warrant, will be validly issued, fully paid and non-assessable.

The foregoing opinions are limited to the laws of the United States and the State of Wisconsin, each as currently in effect, and no opinion is expressed with respect to such laws as subsequently amended, or any other laws, or any effect that such amended or other laws may have on the opinions expressed herein.  The foregoing opinions are limited to matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.  The foregoing opinions are given as of the date hereof, and we undertake no obligation to advise you of any changes in applicable laws after the date hereof or of any facts that might change the opinions expressed herein that we may become aware of after the date hereof.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the Prospectus and each related Prospectus Supplement.  In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act, or within the category of persons whose consent is required under Section 7 of said Act.

Very truly yours,

/s/ Godfrey & Kahn, S.C.

GODFREY & KAHN, S.C.